EXHIBIT 32

CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald E. Klumb, Chief Executive Officer, President and Chief Financial Officer of The Management Network Group, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 28, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2013

By:	/s/ DONALD E. KLUMB
CHIEF EXECUTIVE OFFICER, PRESIDENT, AND CHIEF
FINANCIAL OFFICER